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                                                                    EXHIBIT 99.2





              Form of Stock Option Agreement for Outside Directors
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                             STOCK OPTION AGREEMENT
                              (OUTSIDE DIRECTORS)

         THIS AGREEMENT, entered into this ____ day of ____________, ____, by and among PIONEER-STANDARD ELECTRONICS, INC., an Ohio corporation (the "Company"), and __________ (the "Optionee").


                              W I T N E S S E T H

         WHEREAS, the Board of Directors of the Company has established the Pioneer-Standard Electronics, Inc. 1995 Stock Option Plan For Outside Directors (the "Plan"); and

         WHEREAS, the Plan provides that the Optionee, as an eligible director of the Company shall be granted a stock option covering the number of Common Shares, without par value ("Shares"), of the Company hereinafter set forth, upon the terms and subject to the conditions of the Plan and this Agreement;

         NOW, THEREFORE, the Company and the Optionee hereby agree with respect to such stock options as follows:

         1. Effective as of the date of this Agreement, the Company grants to the Optionee, upon the terms and subject to the conditions hereinafter set forth, the right and option to purchase all or any part of an aggregate of Five Thousand (5,000) Shares (such collective right and option being hereinafter referred to as the "Option"), at a price of $_____ per Share.

         2. The term of the Option shall be for a period of ten (10) years from the date hereof, and the Option shall expire at 5:00 P.M., Cleveland, Ohio time on the last day of the term of the Option, which date is __________ __, ____ or, if earlier, on the applicable expiration date provided for in paragraphs 4 and 5 hereof.

         3. The Optionee shall become entitled to exercise the Option with respect to the number of Shares indicated below on or after the date indicated opposite such number below:

                  Number of Shares                                  Date Beginning
                 as to Which Option                                 On Which Option
                  May be Exercised                                  May be Exercised
                 ------------------                                 ----------------
                         1,000                                      _______ __, ____
                         1,000                                      _______ __, ____
                         1,000                                      _______ __, ____
                         1,000                                      _______ __, ____
                         1,000                                      _______ __, ____


To the extent that the Option has become exercisable with respect to a number of Shares, as provided above, the Option may thereafter be exercised by the Optionee either as to all or any part of such whole Shares at any time or from time to time prior to expiration of the Option pursuant to paragraph 2 hereof. Except as provided in paragraphs 4 and 5 hereof, the Option may not be exercised at any time unless the Optionee shall continue to be at the time of exercise an eligible (i.e., non-employee) director of the Company.

         4. If the Optionee ceases to be an eligible director for any reason other than death, the Option shall terminate on the date of the cessation of his directorship. Nothing contained in this Agreement shall confer upon the Optionee any right to continue as a director of the Company.
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         5.      If the Optionee dies while an eligible director, such person or persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise the Option (the "Personal Representative") may exercise the Option to the extent of the purchase rights, if any, which had accrued as of the date of the Optionee's death pursuant to paragraph 3 hereof and which have not theretofore been exercised. Such accrued purchase rights shall in any event terminate upon the earlier of the date which is twelve (12) months after the date of the Optionee's death or the last day of the term of the Option.

         6. Upon the occurrence of a "change in control" within the meaning of the Plan (notwithstanding the provisions of paragraph 3 hereof), the Optionee shall have the immediate right and option to exercise the Option with respect to all Shares covered by the Option, which exercise, if made, shall be irrevocable.

         7. In the event of any change in the number of outstanding Shares through the declaration of share dividends, share splits, or consolidations, through recapitalization, or by reason of any other increase or decrease in the number of outstanding Shares effected without receipt of consideration by the Company, the number of Shares then covered by the Option and the Option Price shall be appropriately adjusted consistent with such change. The determination of the Board of Directors of the Company as to any such adjustment shall be conclusive and binding upon the Optionee and upon the Personal Representative.

         8. The Option may be exercised by delivery to the Secretary or the Vice President, Treasurer and Assistant Secretary of the Company at 4800 East 131st Street, Cleveland, Ohio 44105, of a completed Notice of Exercise of Option (obtainable from the Company) setting forth the number of whole Shares with respect to which the Option is being exercised together with a check payable to the Company in the amount of the total purchase price for such Shares.

         The purchase price may be paid by means of delivery by the Optionee of certificates for Shares then owned by the Optionee, duly endorsed with signature guaranteed and in proper form for transfer to the Company, having an aggregate fair market value (determined as provided in the Plan) equal to the purchase price (or portion thereof not being paid for by check) of the Shares for which the Option is being exercised.

         9. Upon receipt by the Company prior to expiration of the Option of a duly completed Notice of Exercise of Option accompanied by a check and/or certificates of Shares, as provided in paragraph 8 hereof, in full payment for the Shares being purchased pursuant to such Notice (and, with respect to any Option exercised pursuant to paragraph 5 hereof by the Personal Representative, accompanied in addition by proof satisfactory to the Board of Directors of the Company as to the right of the Personal Representative to exercise the Option), the Company shall cause to be mailed or otherwise delivered to the Optionee or the Personal Representative, as the case may be, within thirty (30) days of such receipt, a certificate or certificates for the number of Shares so purchased. Notwithstanding the foregoing, the delivery of such certificates is hereby expressly conditioned upon obtaining an investment representation from the Optionee or the Personal Representative in the form set forth at Section 6 of the Plan or in such other form as the Company, in its sole discretion, shall determine to be adequate. The Optionee or the Personal Representative shall not have any of the rights of a shareholder with respect to the Shares covered by the Option unless and until one or more certificates representing such Shares shall be issued to the Optionee or the Personal Representative.

         10. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and the heirs, estate and Personal Representative of the Optionee. The Option shall not be transferrable other than





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by will or the laws of descent and distribution.  The Option may be exercised during the lifetime of the Optionee only by the Optionee.

         11. This Agreement is subject to all of the terms, conditions, and provisions of the Pioneer-Standard Electronics, Inc. 1995 Stock Option Plan For Outside Directors of the Company and to such rules, regulations, and interpretations of the Plan as may be adopted by the Board of Directors of the Company and in effect from time to time. A copy of the Plan is attached hereto as Exhibit "A" and is incorporated herein by reference. In the event and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its undersigned officer thereunto duly authorized, and the Optionee has hereunto set his or her hand, all as of the day and year first above written.

                                       PIONEER-STANDARD ELECTRONICS, INC.


                                       ____________________________________
                                       James L. Bayman, President and
                                       Chief Executive Officer


                                       OPTIONEE

                                       _____________________________________

                                       _____________________________________






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